                                                                    EXHIBIT 23.1


       CONSENT OF RICHARD L. EDMONSON, GENERAL COUNSEL OF EEX CORPORATION

     I hereby consent to the filing of the Quarterly Report on Form 10-Q, for the quarter ended September 30, 2002, for EEX Corporation in accordance with the requirements of the Securities Exchange Act of 1934. I consent to the inclusion in such report of my opinion and reference to my name in the form and context in which they appear, and the incorporation by reference thereof into EEX's Registration Statements on Form S-8 (Nos. 333-24595, 333-41979 and 333-81203) and on Form S-3 (No. 333-64427).

                                  /s/ Richard L. Edmonson
                                  ---------------------------------------
                                  Richard L. Edmonson
                                  Senior Vice President, General Counsel
                                  and Secretary

Houston, Texas
November 13, 2002